Exhibit 10.2

CONFIDENTIAL

3 August 2021

Primech A & P Pte. Ltd.

(Entity No. 198801704H)

18 Howard Road

#10-01 Novelty Bizcentre

Singapore 369585

Attention:	Mr Vernon Kwek
Director

(hereinafter referred to as “you” or the “Borrower”)

Dear Sirs

BANKING FACILITY UNDER THE ENTERPRISE FINANCING SCHEME - TEMPORARY BRIDGING LOAN

We, The Hongkong and Shanghai Banking Corporation Limited (the “Bank”), refer to the facility letter dated 21 October 2020 (as the same may be revised, amended and/or supplemented from time to time) (the “Facility Letter”) in respect of the term loan facility specified therein (the “Facility”) made available to Primech A & P Pte. Ltd., and wish to advise the following revisions to the terms and conditions as set out in this supplemental facility letter (the “Supplemental Facility Letter”).

All terms and expressions defined in the Facility Letter shall bear the same meaning in this Supplemental Facility Letter, unless otherwise stated.

1.	Revision to Undertakings

Clause 13(m) of the Facility Letter shall be deleted in its entirety.

2.	General

2.1	Save as revised or supplemented herein, all other provisions of the Facility Letter shall continue to apply and to remain in full force and effect.

Issued by The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (UEN S16FC0010A).

The Hongkong and Shanghai Banking Corporation Limited is incorporated in the Hong Kong SAR with limited liability.

Primech A & P Pte. Ltd.	Page 2 of 2
3 August 2021

2.2	Without prejudice to the terms and conditions of the Facility Letter, the Facility is subject to review from time to time. Notwithstanding any other provisions in the Facility Letter, the Bank shall have the unrestricted discretion to cancel or suspend, or to determine whether or not to permit drawings in relation to the Facility, and the overriding right of repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

2.3	Your continued utilisation of the Facility shall be deemed to be your acceptance of the revised terms and conditions contained herein.

This letter is for your reference only and requires no acknowledgement.

Yours faithfully

Eileen Ho	David Sim
Vice President	Senior Vice President and Team Head
Commercial Banking	Commercial Banking

HSBC

CONFIDENTIAL

21 October 2020

Primech Services & Engrg Pte Ltd
(Entity No. 198801704H)
18 Howard Road
#10-01 Novelty Bizcentre
Singapore 369585

Attention: Mr Ho Kin Wai
Mr Kwek Jin Ngee Vernon

(hereinafter referred to as "**you**" or the "**Borrower**")

Dear Sirs

BANKING FACILITY UNDER THE ENTERPRISE FINANCING SCHEME - TEMPORARY BRIDGING LOAN

The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**") is pleased to offer **Primech Services & Engrg Pte Ltd** a term loan facility on the terms and conditions set out in this letter (the "**Facility Letter**"). The Facility (as defined below) is extended under the Enterprise Financing Scheme and is subject to the eligibility criteria approval and conditions stipulated by Enterprise Singapore. Further, the Facility (as defined below) is availed subject to the existence of a valid and operative Enterprise Financing Scheme Risk Participation Agreement, entered into between the Bank on the one part, and Enterprise Singapore on the other part.

This Facility Letter shall be valid for acceptance by the Borrower for 21 days from the date of this Facility Letter (the "**Offer Date**"). If the Bank does not receive this Facility Letter accepted by the Borrower and duly consented and agreed by Sng Yew Jin, Kwek Jin Ngee, Vernon and Ho Kin Wai (collectively, the "**Guarantors**") within 21 days from the Offer Date, this Facility Letter shall be deemed to have lapsed and expired, unless the Bank has in its sole discretion given its written approval to extend the date for acceptance of this Facility Letter.

Any reference(s) to the term "Guarantors" in this Facility Letter shall be construed as a reference to each "Guarantor" or all of them (as the case may be), and vice versa.

1. Facility

Subject to the terms of this Facility Letter, the Bank makes available to the Borrower a Singapore Dollar term loan facility in an aggregate amount of up to SGD5,000,000/- (the "**Facility**").

2. Purpose

2.1 The Borrower shall apply all amounts borrowed by it under the Facility towards the working capital of the Borrower.

2.2 The Bank is not bound to monitor or verify the application of any amount borrowed pursuant to this Facility Letter.

3. Termination Date

Without prejudice to the Bank's rights under any other provision of this Facility Letter to require payment of, inter alia, the Loans (as defined below) and all other amounts owing under the Loans, this Facility shall be repaid no later than sixty (60) months from the date of the first utilisation or such other date as the Bank may in its sole discretion approve in writing (the "**Termination Date**").

4. Availability

Subject to fulfilment of all conditions precedent in Clause 5 of this Facility Letter, the Facility shall be available for drawing from the date of the Borrower's acceptance of the Facility Letter to six (6) months from the date of such acceptance (or such other date as the Bank may approve in its sole discretion) (the "**Availability Period**"). Any amounts of the Facility undrawn at the end of the Availability Period shall be deemed cancelled.

5. Conditions of Utilisation

5.1 <u>Initial Conditions Precedent</u>

The Borrower may not utilise the Facility until:

(a) the Bank has received the following documents and evidence in such form and substance satisfactory to the Bank:

(i) the attached duplicate copy of this Facility Letter, duly accepted by the Borrower and the form of confirmation duly signed by the Guarantors;

(ii) the resolutions of the Board of Directors of the Borrower approving the acceptance of the Facility and the provision of any documents required by the Bank;

(iii) a certified true copy of the constitutional documents as the Bank may require of the Borrower;

(iv) payment of fee, as specified in this Facility Letter;

(v) the Security Documents (as defined below), together with all documents which may be required or necessary for the purposes of perfecting each of the Security Documents, duly executed by the Borrower and Guarantors;

(vi) the completion of the relevant form(s) and any other applicable supplement form(s), in each case as is required under the Enterprise Financing Scheme by Enterprise Singapore and/or the Bank;

(vii) documentary evidence that: (aa) the Borrower has complied with all terms, conditions and eligibility criteria imposed by the Bank and/or Enterprise Singapore under the Enterprise Financing Scheme; and (bb) all relevant approvals under the Enterprise Financing Scheme have been obtained; and

(viii) such other documents as the Bank may require.

(b) the Bank is satisfied that:

(i) no event has occurred nor has any circumstances arisen including changes in the financial condition of the Borrower or any Guarantors which, in the opinion of the Bank, would affect the Borrower's or that Guarantors' ability to repay the Bank or perform and observe the Borrower's or that Guarantors' obligations to the Bank (as the case may be);

(ii) no material change in the operating environment, management or directorship of the Borrower has occurred;

(iii) there are no petition(s) for bankruptcy or bankruptcy orders, petition(s) for winding up or winding-up orders (as the case may be) against the Borrower or any Guarantor;

(iv) there are no application(s) for an order that the Borrower be placed under judicial management;

(v) there are no writ(s) of seizure and sale issued against the Borrower or any Guarantors;

(vi) there are no legal proceedings, suits or actions of any kind whatsoever (civil or criminal) instituted against the Borrower or any Guarantors; and

(vii) there are no circumstances which in the opinion of the Bank would have adversely affected the Bank's ability, decision or willingness to grant the Facility to the Borrower.

5.2 Further Conditions Precedent

The Bank will only be obliged to allow utilisation of any Loan if on the date of the Utilisation Request (as defined below) and on the proposed utilisation date:

(a) no Event of Default (as defined below) is continuing or would result from the proposed Loan; and

(b) all the representations and warranties made by the Borrower in Clause 12 are true in all material respects.

6. Utilisation

6.1 The Borrower may utilise the Facility by delivering to the Bank a utilisation request substantially in the form set out in the Appendix (the "**Utilisation Request**") not later than 10:00 a.m. (Singapore time) on the date of the proposed utilisation.

6.2 Multiple utilisations are permitted in respect of the Facility, subject to a maximum of 3 utilisations.

6.3 A Utilisation Request given in respect of the Facility is irrevocable and will not be regarded as having been duly completed unless:

(a) the proposed utilisation date is a Business Day within the Availability Period;

(b) the currency of the utilisation is specified as Singapore Dollar;

(c) the amount of the proposed utilisation, in a minimum amount of SGD25,000/- and in integral multiples of SGD10,000/- is specified;

(d) the proposed interest period is specified; and

(e) the mode of disbursement is specified.

6.4 Only one (1) Loan (as defined below) may be requested in each Utilisation Request.

7. Interest

7.1 The interest on each loan under the Facility (each a "**Loan**" and collectively, "**Loans**") for each interest period shall be a fixed rate of 2% per annum.

7.2 If the Borrower fails to pay any amount payable by it under the Facility, interest shall accrue on such overdue amount from the due date up to the date of actual payment (both before and after demand or judgement) at the rate of 5% above the applicable interest rate, or such other rate as deemed appropriate by the Bank at its sole discretion. The Bank may at its sole discretion select any period of time as the interest period for such overdue amount, and default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each interest period applicable to that overdue amount, but notwithstanding the foregoing, such overdue amount and the accrued interest thereon shall nevertheless remain immediately due and payable by the Borrower to the Bank.

7.3 The Borrower authorises the Bank to debit all applicable interest from its applicable account with the Bank.

8. Interest Period

8.1 The interest period for each Loan shall be one (1) month.

8.2 An interest period for a Loan shall not extend beyond the Termination Date.

8.3 Each interest period for a Loan shall commence on the utilisation date of that Loan, or if the Loan has already been made, on the last day of the preceding interest period of that Loan.

8.4 If an interest period would otherwise end on a day which is not a Business Day, that interest period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9. Repayment

9.1 Subject to the Bank setting up appropriate rounding off mechanisms or otherwise rounding off amounts hereunder to the nearest higher or lower amount in whole dollars or cents to ensure amounts owing to the Bank hereunder are expressed in whole dollars or in whole cents, as may be necessary or appropriate, the Facility shall be repaid in the following manner:

(a) twelve (12) months from date of first utilisation of the Facility or such other date as the Bank may in its sole discretion approve in writing (such period to be referred to herein as the "**Principal Deferment Period**"), only the monthly interest payments on the Facility shall be payable (each a "**Monthly Interest Payment**"); and

(b) upon the expiry of the Principal Deferment Period, the principal amount outstanding under the Facility shall be repaid in forty-eight (48) equal monthly instalments, together with the monthly interest (each a "**Monthly Principal and Interest Payment**").

9.2 Each Monthly Interest Payment shall be payable on the 24th day of each month commencing on:-

(a) the month in which the utilisation under the Facility was made, if such utilisation was made between the 1st and 5th day of that month; or

(b) the month immediately following the month in which the utilisation under the Facility was made, if such utilisation was made between the 6th and last day of that month,

as the case may be, and subsequently on the 24th day of each month for the duration of the Principal Deferment Period.

9.3 Each Monthly Principal and Interest Payment shall be payable on the 24th day of each month commencing the month immediately following the expiry of the Principal Deferment Period until all outstandings under the Facility have been paid in full. Without prejudice to the foregoing, the Facility shall be repaid not later than the Termination Date.

9.4 The Bank may adjust the amount of any or each repayment if the Facility is not fully drawn or is partially prepaid.

9.5 Any amount repaid shall not be redrawn.

9.6 The Borrower authorises the Bank to debit all repayments from its applicable account with the Bank on the relevant due date.

10. Prepayment and Cancellation

10.1 <u>Illegality</u>

If it becomes unlawful for the Bank to perform any of its obligations as contemplated by this Facility Letter or to fund or maintain any Loan, the Bank shall notify the Borrower. The Borrower shall repay each Loan on the last day of the interest period for that Loan occurring after the Bank's notification or, if earlier, the date specified by the Bank in the notification (being no earlier than the last day of any applicable grace period permitted by law).

10.2 Voluntary Cancellation

(a) Subject to payment of the cancellation fee (if any) specified in this Facility Letter, the Borrower may, if it gives the Bank not less than thirty (30) days' prior written notice, cancel the whole or any part of the Facility.

(b) Any notice of cancellation given by the Borrower shall be irrevocable, and unless a contrary indication appears in this Facility Letter, shall specify the date or dates upon which the relevant cancellation is to be made and the amount of that cancellation.

10.3 Voluntary Prepayment

(a) Subject to payment of the prepayment fee (if any) specified in this Facility Letter, the Borrower may, if it gives the Bank not less than thirty (30) days prior written notice, prepay the whole or any part of the Facility (but if in part, being an amount that reduces the Facility by a minimum amount of SGD10,000/- and in integral multiples thereof).

(b) The Facility may only be prepaid after the last day of the Availability Period, or if earlier, the day on which the available Facility is zero.

(c) Any part of the Facility which is prepaid shall not be redrawn.

(d) Any notice of prepayment given by the Borrower shall be irrevocable, and unless a contrary indication appears in this Facility Letter, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

10.4 Break Costs

(a) Any prepayment under this Facility Letter shall be made together with accrued interest on the amount prepaid and any applicable Break Costs.

(b) "**Break Costs**" in respect of any Loan, means the amount (if any) by which:

(i) the interest which the Bank should have received on that Loan (or part thereof) for the period from the date of receipt of that Loan (or part thereof) to the last day of the current interest period in respect of that Loan, had the principal amount of that Loan (or part thereof) received been paid on the last day of that interest period;

exceeds:

(ii) the amount which the Bank would be able to obtain by placing an amount equal to the principal amount of that Loan (or part thereof) received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt of that Loan (or part thereof) and ending on the last day of the current interest period.

11. Security

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a) an existing all monies debenture over all present and future assets dated 31 October 2018, provided by the Borrower; and

(b) an existing joint and several guarantee for an unlimited amount dated 24 August 2018, provided by the Guarantors,

(collectively, the "**Security Documents**" and each a "**Security Document**").

12. Representations and Warranties

The Borrower represents and warrants to the Bank for itself and/or the Guarantors, and shall be deemed to so represent and warrant on the date of each utilisation and on the first day of each interest period, that:

(a) Status: it is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and has the power to own its assets and carry on its business as it is being conducted, and the Guarantor is capable of managing his/her own affairs;

(b) Binding obligations: the obligations expressed to be assumed by it and the Guarantors in this Facility Letter and the Security Documents, as applicable are legal, valid, binding and enforceable obligations;

(c) Non-conflict with other obligations: the entry into and performance by it and the Guarantors of, and the transactions contemplated by this Facility Letter and the Security Documents, as applicable do not and will not conflict with:

(i) any law or regulation applicable to it and/or the Guarantors;

(ii) its constitutional documents; or

(iii) any agreement or instrument binding upon it and/or the Guarantors or any of its and/or the Guarantors' assets;

(d) Power and authority: it and the Guarantors have the power to enter into, perform and deliver, and have taken all necessary action to authorise its and the Guarantors' entry into, performance and delivery of, this Facility Letter and the Security Documents, as applicable and the transactions contemplated therein;

(e) Validity and admissibility in evidence: all authorisations, consents, approvals, resolutions, licences, exemptions, filings, orders, lodgements or registrations (collectively, the "**Authorisations**") required or desirable to enable it and the Guarantors:

(i) to lawfully enter into, exercise its and/or the Guarantors' rights and comply with its and/or the Guarantors' obligations in this Facility Letter and the Security Documents, as applicable;

(ii) to make this Facility Letter and the Security Documents, as applicable admissible in evidence in its jurisdiction of incorporation and/or the jurisdiction of the Guarantor's citizenship and domicile; and

(iii) to carry on its business, and which are material,

have been obtained or effected and are in full force and effect;

(f) Governing law and enforcement: the choice of Singapore law as the governing law of this Facility Letter and the Security Documents, as applicable will be recognised and enforced in its jurisdiction of incorporation and/or the jurisdiction of the Guarantor's citizenship and domicile, and any judgement obtained in Singapore in relation to this Facility Letter and the Security Documents, as applicable will be recognised and enforced in its jurisdiction of incorporation and/or the jurisdiction of the Guarantor's citizenship and domicile;

(g) Deduction of tax: it and the Guarantor are not required under the law applicable where it or the Guarantor is incorporated or resident or domiciled to make any deduction for or on account of any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) ("**Tax**") from any payment it and/or the Guarantor may make under this Facility Letter or any Security Document;

(h) No filing or stamp taxes: under the law of its jurisdiction of incorporation and/or the jurisdiction of the Guarantor's citizenship and domicile, it is not necessary that this Facility Letter or any Security Document be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Facility Letter or any Security Document or the transactions contemplated therein, save for the requisite registration of the Security Documents referred to in Clause 11 above;

(i) No default: no Event of Default is continuing or might reasonably be expected to result from the making of any Loan under the Facility, and no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding upon it and/or the Guarantors or to which its and/or the Guarantors' assets are subject which might have a materially adverse effect on its and/or the Guarantors' financial condition, business or assets;

(j) Anti-Bribery Laws: none of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, affiliate or other person acting on behalf of the Borrower or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the "**UK Bribery Act**") and the U.S. Foreign Corrupt Practices Act of 1977 (the "**FCPA**"). Furthermore, the Borrower and, to the knowledge of the Borrower, its affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(k) Anti-Money Laundering: the operations of the Borrower, its subsidiaries and their respective affiliates are and have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Borrower, any of its subsidiaries or any of their respective affiliates (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower, any of its subsidiaries, any of their respective affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to Money Laundering Laws is pending or, to the best of the Borrower's knowledge, threatened;

(l) Sanctioned Entities: none of Guarantor, the Borrower, any of its subsidiaries, any director or officer, or any employee, agent, or affiliate, of Guarantor, the Borrower or any of its subsidiaries is an individual or entity ("**Person**") that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, the Hong Kong Monetary Authority or the Monetary Authority of Singapore (collectively, the "**Sanctions**"), or (ii) located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions;

(m) No misleading information:

(i) any factual information provided by it and/or the Guarantors for the purposes of the Facility was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(ii) any financial projections provided by it and/or the Guarantors for the purposes of the Facility have been prepared on the basis of recent historical information and on the basis of reasonable assumptions; and

(iii) nothing has occurred and no information has been given or withheld that results in any information provided being untrue or misleading in any material respect;

(n) Financial statements:

(i) the latest audited financial statements provided by it were prepared in accordance with generally accepted accounting principles in Singapore, save to the extent expressly disclosed in such financial statements;

(ii) the latest audited financial statements provided by it give a true and fair view and represent its financial condition and operations during the relevant financial year, save to the extent expressly disclosed in such financial statements; and

(iii) there has been no material adverse change in its business or financial condition since the date of the last audited financial statements;

(o) Pari passu ranking: its and the Guarantors' payment obligations under this Facility Letter and the Security Documents as applicable rank at least pari passu with the claims of all its and/or the Guarantors' other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally; and

(p) No proceedings pending or threatened: there are no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency against it or the Guarantors, or as far as it is aware, threatened against it or the Guarantors which might have a materially adverse effect on its and/or the Guarantors' financial condition, business or assets.

13. Undertakings

The Borrower undertakes that, for so long as any sum remains to be lent or remains payable under this Facility Letter or any Security Document:

(a) Constitutional documents: it shall not without the prior written consent of the Bank substantially alter the nature of its business, and/or amend or alter any of the provisions in its constitutional documents relating to its borrowing powers and principal business activities;

(b) Shareholding: it shall procure that none of its shareholders change their ownership in it without the prior written consent of the Bank. Without prejudice to the foregoing, the Borrower shall ensure and/or procure that at least 30% of its shareholding is beneficially owned by Singapore citizens or Singapore permanent residents;

(c) Authorisations: it shall and shall procure that the Guarantors obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisations required to enable it and/or the Guarantors, as the case may be to perform its and/or the Guarantors' obligations under this Facility Letter and the Security Documents, as applicable, and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation and/or the jurisdiction of the Guarantor's citizenship and domicile of this Facility Letter and the Security Documents, as applicable, and supply certified true copies of all such Authorisations to the Bank;

(d) Compliance with laws: it shall and shall procure that the Guarantors comply in all respects with all laws to which it and/or the Guarantors may be subject;

(e) Merger: it shall not enter into any amalgamation, merger, consolidation, de-merger, corporate reconstruction, company restructuring, or sale of substantial parts of its assets and/or operations etc without the Bank's prior written consent;

(f) Change of business: it shall ensure that no substantial change is made to the general nature of its business from that carried on as at the date of this Facility Letter;

(g) Audited Financial Statements: it shall furnish the Bank with its annual audited financial statements promptly and in any event no later than 6 months from the end of each financial year;

(h) Management Accounts: it shall furnish the Bank with its half-yearly management accounts promptly and in any event no later than 60 days from the end of each term;

(i) Provision of information: it shall and shall procure that the Guarantors provide promptly to the Bank any financial or other information that the Bank may from time to time, reasonably request;

(j) Proceedings: it shall and shall procure that the Guarantors, upon becoming aware of them, provide to the Bank the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it and/or the Guarantors;

(k) Notification of default: it shall and shall procure that the Guarantors promptly notify the Bank of the occurrence of any Event of Default upon becoming aware of its occurrence;

(l) Right of First Refusal (interest rate and foreign exchange): it shall give the Bank the right of first refusal for all its interest rate and foreign exchange hedging requirements in connection with the Facility;

(m) Restriction in Declaration of Dividend: it shall not declare or make payment of any dividend or any other distribution of profits from the financial year of 2018 onwards without the prior written consent of the Bank;

(n) Negative Pledge: it shall not and shall procure that none of its subsidiaries shall:-

(i) create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien, arising by operation of law in the ordinary course of trading) to arise on or affect the whole or any part of its undertaking, property, assets and rights other than pledges created over goods and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing the acquisition or provision of goods and services; or

(ii) part with, transfer, sell or dispose of or attempt or agree to part with, transfer, sell or dispose of the whole or any part of its undertaking, property, assets and rights except by way of sale at full value in the usual and ordinary course of trading as now conducted and for the purpose of carrying on the relevant business; or

(iii) grant, issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it of its business.

The above clause shall not be deemed breached by reason only of the existence of any mortgage, debenture, charge, pledge, lien or other encumbrance or guarantee or indemnity which has been created or which subsists or has arisen prior to 20 July 2018, provided that any further or additional encumbrance over or affecting the relevant asset, or increase in the amount secured by or other variation of the relevant encumbrance or guarantee or indemnity of similar effect, shall constitute such a breach.

(o) Adjusted Tangible Net Worth: it shall at all times maintain a minimum adjusted tangible net worth of SGD5,000,000/- (Adjusted tangible net worth is defined as paid-up capital plus revenue reserves, loans owing by the Borrower to its group company and related companies, amounts due to its directors and/or shareholders, excluding intangibles, loans and/or investments by the Borrower in its group company and related companies, amounts due from its directors and/or shareholders).

(p) Gearing Ratio: it shall at all times maintain a maximum gearing of 2.75 (Gearing is defined as the ratio of total bank debts to tangible net worth. Tangible net worth is defined as paid-up capital plus revenue reserves excluding intangibles);

(q) Pari Passu Covenant: its obligations under the Facility shall at all times rank at least equally and rateably in all respects with its obligations owing to other financial institutions in terms of security and support;

(r) Use of Proceeds: it shall not, directly or indirectly, use any part of the proceeds of the Facility, for any payments that could constitute a violation of any applicable anti-bribery law;

(s) Funding of Sanctioned Activities: it will not, directly or indirectly, use the proceeds of the Facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor or otherwise);

(t) Further assurance: it will and will procure that the Guarantors will from time to time on request by the Bank do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Bank may consider necessary for giving full effect to this Facility Letter or any Security Document or securing to the Bank the full benefits of all rights and powers and remedies conferred upon the Bank in this Facility Letter or any Security Document; and

(u) Fulfilment of Eligibility Criteria: it shall ensure that it fulfils all eligibility criteria under the Enterprise Financing Scheme prescribed by Enterprise Singapore from time to time (the "**EFS Eligibility Criteria**").

14. Events of Default

14.1 Each of the following events set out below is an Event of Default:

(a) Non-payment: the Borrower or the Guarantors does not pay on the due date any amount payable pursuant to this Facility Letter or any Security Document at the place at and in the currency in which it is expressed to be payable;

(b) Non-compliance with obligations: the Borrower and/or the Guarantors does not comply with any provision of this Facility Letter and/or any Security Document (other than that referred to in Clause 14.1(a) above);

(c) Misrepresentation: any representation, warranty or statement made or deemed to be made by the Borrower and/or the Guarantors in this Facility Letter, any Security Document or any other document delivered by or on behalf of the Borrower and/or the Guarantors under or in connection with this Facility Letter and/or any Security Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

(d) Cross-default:

(i) any Financial Indebtedness (as defined below) of the Borrower and/or the Guarantors is not paid when due nor within any originally applicable grace period;

(ii) any Financial Indebtedness of the Borrower and/or the Guarantors is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(iii) any commitment for any Financial Indebtedness of the Borrower and/or the Guarantors is cancelled or suspended by a creditor of the Borrower or the Guarantors as a result of an event of default (however described); or

(iv) any creditor of the Borrower and/or the Guarantors becomes entitled to declare any indebtedness of the Borrower or the Guarantors due and payable prior to its specified maturity as a result of an event of default (however described).

For the purposes of this Facility Letter, the term "**Financial Indebtedness**" means any indebtedness for or in respect of:

(i) moneys borrowed;

(ii) any amount raised by acceptance under any acceptance credit facility;

(iii) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(iv) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(v) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(vi) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(vii) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(viii) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (i) to (vii) above;

(e) Cessation of business / Incapacity:

(i) the cessation (or threatened cessation), transfer, transmission or assignment (whether by agreement, operation of law or otherwise) of the whole or a substantial part of the Borrower's business or of the Borrower's beneficial interest in it or control of it; or

(ii) the Guarantor is dead or, by reason of illness or incapacity (whether mental or physical), incapable of managing his/her own affairs;

(f) Insolvency:

(i) the Borrower or the Guarantors is presumed or deemed to be unable or admits inability to pay its debts, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(ii) the value of the assets of the Borrower or the Guarantors is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii) a moratorium is declared in respect of any indebtedness of the Borrower or the Guarantors;

(g) Insolvency proceedings: any corporate action, legal proceeding or other procedure or step is taken in relation to:

(i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, judicial management, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or the Guarantors;

(ii) a composition, assignment or arrangement with any creditor of the Borrower or the Guarantors;

(iii) the appointment of a liquidator, receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or the Guarantors or any of its or the Guarantors' assets;

(iv) enforcement of any security over any assets of the Borrower or the Guarantor; or

(v) the bankruptcy of the Guarantor,

or any analogous procedure or step taken in

(h) Creditor's process: any appropriation, at
execution affects any asset or assets of the B

(i) Unlawfulness: it is or becomes unlawful for
perform any of its obligations under this Facil

(j) Repudiation: the Borrower or the Guarantors r
to repudiate, this Facility Letter or any Securit

(k) Declared company: the Borrower is declared
company to which Part IX of the Companies Ac

(l) Nationalisation: all or a material part of the
Guarantors are seized, compulsorily acquired, ex

(m) Security documents: any event, whether or not
Security Documents, occurs thereby rendering
secured by any of the Security Documents to bec
normal maturity;

(n) Adverse change: any event which in the Bank's op
that the Borrower or the Guarantors may not perfor
this Facility Letter or any Security Document or tha
Security Document may be jeopardised.

14.2 On or any time after the occurrence of an Event of Default, t
Borrower:

(a) cancel the Facility whereupon the Facility shall be im

(b) declare that all or part of the Facility, together with ac
amounts accrued or outstanding under this Facility
Document be immediately due and payable, where
immediately due and payable; and/or

(c) declare that all or part of the Facility be payable on de
immediately become payable on demand by the Bank.

14.3 The Borrower shall pay all applicable Break Costs incurred by th
any early termination by reason of the occurrence of an Event
the payment of the prepayment fee (if any) specified in this Facil

or any analogous procedure or step taken in any jurisdiction;

(h) Creditor's process: any appropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or the Guarantors;

(i) Unlawfulness: it is or becomes unlawful for the Borrower or the Guarantors to perform any of its obligations under this Facility Letter or any Security Document;

(j) Repudiation: the Borrower or the Guarantors repudiates, or evidences an intention to repudiate, this Facility Letter or any Security Document;

(k) Declared company: the Borrower is declared by the Minister of Finance to be a company to which Part IX of the Companies Act, Cap 50 of Singapore applies;

(l) Nationalisation: all or a material part of the assets of the Borrower or the Guarantors are seized, compulsorily acquired, expropriated or nationalised;

(m) Security documents: any event, whether or not described as such in any of the Security Documents, occurs thereby rendering the moneys payable under, or secured by any of the Security Documents to become due and payable before its normal maturity;

(n) Adverse change: any event which in the Bank's opinion gives grounds for belief that the Borrower or the Guarantors may not perform its obligations referred to in this Facility Letter or any Security Document or that the Bank's interest under any Security Document may be jeopardised.

14.2 On or any time after the occurrence of an Event of Default, the Bank may by notice to the Borrower:

(a) cancel the Facility whereupon the Facility shall be immediately cancelled;

(b) declare that all or part of the Facility, together with accrued interest, and all other amounts accrued or outstanding under this Facility Letter and/or any Security Document be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c) declare that all or part of the Facility be payable on demand, whereupon it shall immediately become payable on demand by the Bank.

14.3 The Borrower shall pay all applicable Break Costs incurred by the Bank consequent upon any early termination by reason of the occurrence of an Event of Default, in addition to the payment of the prepayment fee (if any) specified in this Facility Letter.

14.4 Should the Borrower fail to or no longer fulfil the EFS Eligibility Criteria at any time during the term of the Facility, the Bank shall have the right to, at its sole discretion:

(a) designate such non-fulfilment of the EFS Eligibility Criteria as an Event of Default, in which case the Bank shall have the right to exercise all its rights pursuant to Clause 14 of this Facility Letter; or

(b) restructure the Facility and/or prescribe additional terms as the Bank deems fit.

15. Payments

15.1 On each date on which the Borrower or the Guarantors is required to make a payment under this Facility Letter or any Security Document, the Borrower shall and shall ensure that the Guarantors make the same available to the Bank (unless a contrary intention appears in this Facility Letter or any Security Document) for value on the due date at the time and in such funds specified by the Bank as being customary at the time for settlement of transactions in the relevant currency in the place of payment, without set-off, deduction, counterclaim, withholding or condition of any kind.

15.2 In the event the Borrower or the Guarantors is required by applicable law to make a deduction or withholding for or on account of Tax from a payment under this Facility Letter or any Security Document, the sum payable by the Borrower or the Guarantors shall be increased to the extent necessary to ensure that the Bank receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

15.3 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

16. Currency of Account

16.1 Subject to Clauses 16.2 and 16.3 below, SGD is the currency of account and payment for any sum due from the Borrower or the Guarantors under this Facility Letter or any Security Document.

16.2 Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

16.3 Any amount expressed to be payable in a currency other than SGD shall be paid in that currency.

17. Currency and other Indemnities

17.1 Currency Indemnity:

(a) If any sum due from the Borrower or the Guarantors under this Facility Letter or any Security Document (a "**Sum**"), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the "**Currency of Account**") in which that Sum is payable into another currency (the "**Currency of Payment**") for the purpose of:

(i) making or filing a claim or proof against the Borrower or the Guarantors; or

(ii) obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify the Bank to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the Currency of Account into the Currency of Payment and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) The Borrower waives and shall procure that the Guarantors waive any right it may have in any jurisdiction to pay any amount under this Facility Letter or any Security Document in a currency or currency unit other than that in which it is expressed to be payable.

(c) Without prejudice to any other provision in this Facility Letter, any amount received or recovered by the Bank in respect of any Sum in a currency other than the Currency of Account shall only constitute a discharge to it to the extent of the amount in the Currency of Account which the Bank is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt.

17.2 Other Indemnities

The Borrower shall or shall procure that the Guarantors will, within three (3) Business Days of demand, indemnify the Bank against any cost, loss or liability incurred by the Bank as a result of:

(a) the occurrence of any Event of Default, or investigation of any event the Bank reasonably believes is an Event of Default;

(b) the information provided, produced or approved by the Borrower or the Guarantors being or being alleged to be misleading or deceptive in any respect;

(c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or the Guarantors or with respect to the transactions contemplated or financed under this Facility Letter;

(d) a failure by the Borrower or the Guarantors to pay any amount due under this Facility Letter or any Security Document on its due date;

(e) funding, or making arrangements to fund a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Facility Letter (other than by reason of wilful default or gross negligence of the Bank alone); or

(f) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

18. Calculations and Certificates

18.1 In any litigation or arbitration proceedings arising out of or in connection with this Facility Letter or any Security Document, the entries made in the accounts maintained by the Bank are prima facie evidence of the matters to which they relate.

18.2 Any certification or determination by the Bank of a rate or amount under this Facility Letter or any Security Document is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

18.3 Any interest, commission or fee accruing under this Facility Letter or any Security Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days, or in any case where the practice in the relevant interbank market differs, in accordance with that market practice.

19. Increased Costs

19.1 To the extent that the Bank shall not be compensated under any other provision in this Facility Letter, the Borrower shall, within three (3) Business Days of a demand by the Bank, pay to the Bank the amount of any Increased Costs incurred by the Bank as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Facility Letter. The terms "**law**" and "**regulation**" in this paragraph shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax (other than Tax assessable on the Bank's overall net income).

19.2 In this Facility Letter, "**Increased Costs**" means:

(a) a reduction in the rate of return from the Facility or on the Bank's overall capital (including, without any limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by the Bank);

(b) an additional or increased cost; or

(c) any reduction of any amount due and payable under this Facility Letter or any Security Document,

which is incurred or suffered by the Bank to the extent that it is attributable to the Bank having entered into its commitment referred to in this Facility Letter, or funding or performing its obligations under this Facility Letter or any Security Document.

20. Costs and Expenses

20.1 The Borrower shall, within three (3) Business Days of demand, pay the Bank the amount of all costs and expenses (including legal fees) reasonably incurred by the Bank in connection with the negotiation, preparation, printing and execution of this Facility Letter and any other documents referred to in this Facility Letter or executed after the date of this Facility Letter.

20.2 If the Borrower or the Guarantors requests an amendment, waiver or consent, the Borrower shall, within three (3) Business Days of demand, reimburse the Bank for the amount of all costs and expenses (including legal fees) reasonably incurred by the Bank in responding to, evaluating, negotiating or complying with that request or requirement.

20.3 The Borrower shall, within three (3) Business Days of demand, pay to the Bank the amount of all costs and expenses (including legal fees) incurred by the Bank in connection with the enforcement of, or the preservation of any rights under this Facility Letter or any Security Document.

21. Set-off

In addition to any other right of combination of accounts, lien or other rights which the Bank is entitled, the Bank is entitled to settle any indebtedness owed by the Borrower to the Bank, whether such liabilities be actual, prospective or contingent, primary or collateral and several or joint, by transferring moneys from any credit balance to which the Borrower is entitled on any account with the Bank, whether or not due and whether in Singapore or anywhere in the world, notwithstanding that the balances on such other account may not be expressed in the same currency. The right of the Bank shall not be affected by the winding up of the Borrower.

22. Equator Principle

The Bank is a member of a group of financial institutions that have voluntarily subscribed to the Equator Principles (which are a set of principles designed to promote environmental and social responsibility). Accordingly, the Bank expects the Borrower to comply with the Equator Principles and take such steps necessary to ensure that it and/or the use of the proceeds of the Facility comply with the Equator Principles. Details of the Equator Principles can be found at http://www.equator-principles.com/.

The Borrower agrees to take such steps necessary to ensure that it and/or the use of the proceeds of the Facility comply with the Equator Principles. The Bank may terminate the Facility if at any time the Bank reasonably believes that adequate steps are not being taken to comply with the Equator Principles and the Borrower has not remedied the position to the Bank's reasonable satisfaction within 30 days of the Bank's written request.

23. Banking (Exposure Limits) Rules

The Banking (Exposure Limits) Rules (Cap. 155S) and regulations in respect thereof in Hong Kong have imposed on the Bank certain limitations on advances to persons related or connected to the HSBC Group. In accepting this Facility Letter, the Borrower should, to the best of its knowledge, advise the Bank whether it is in any way related or connected to the HSBC Group. In the absence of such advice, the Bank will assume that the Borrower is not so related or connected. The Bank would also ask, that if the Borrower becomes aware that it becomes so related or connected in future, it immediately advises the Bank in writing. The following paragraphs contain an explanation of when the Borrower may be considered related or connected to the HSBC Group for the purposes hereof.

The information set out here is for reference only. For further details, the Banking (Exposure Limits) Rules (Cap. 155S) may be accessed at https://www.elegislation.gov.hk/hk/cap155S.

The Borrower may be considered as related or connected to the HSBC Group if it is:

(a) a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

(b) a relative of a director, employee, controller or minority shareholder controller, of a member of the HSBC Group;

(c) a firm, partnership or non-listed company in which a member of the HSBC Group or any of the following entities is interested as director, partner, manager or agent:

   (i) a controller, minority shareholder controller or director of a member of the HSBC Group;

(ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group; or

(d) a natural person, firm, partnership or non-listed company to whom a member of the HSBC Group has provided a financial facility if any of the following entities is a guarantor of the facility:

(i) a controller, minority shareholder controller or director of a member of the HSBC Group;

(ii) a relative of a controller, minority shareholder controller or director of a member of the HSBC Group.

Relevant definitions

A person has "**control**" if such person is:

(i) an indirect controller, that is, in relation to a company, any person in accordance with whose directions or instructions the directors of the company or of another company of which it is a subsidiary are accustomed to act; or

(ii) a majority shareholder controller, that is, in relation to a company, any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, more than 50% of the voting power at any general meeting of the company or of another company of which it is a subsidiary,

and "**controller**" means either an "**indirect controller**" or a "**majority shareholder controller**".

"**employee**" includes permanent full time, permanent part-time, fixed-term full time, fixed-term part-time staff and international assignees.

"**HSBC Group**" means HSBC Holdings plc, its subsidiaries, related bodies corporate, associated entities and undertakings and any of their branches and member or office of the HSBC Group shall be construed accordingly.

"**minority shareholder controller**" in relation to a company, means any person who, either alone or with any associate or associates, is entitled to exercise, or control the exercise of, 10% or more, but not more than 50%, of the voting power at any general meeting of the company or of another company of which it is a subsidiary.

"**relative**" in relation to a natural person, means the following:

(i) a parent, grandparent or great grandparent;

(ii) a step-parent or adoptive parent;

(iii) a brother or sister;

(iv) the spouse;

(v) if the person is a party to a union of concubinage - the other party of the union;

(vi) a cohabitee;

(vii) a parent, step-parent or adoptive parent of a spouse;

(viii) a brother or sister of a spouse;

(ix) a son, step-son, adopted son, daughter, step-daughter or adopted daughter; or

(x) a grandson, granddaughter, great grandson or great granddaughter.

24. Business Day

The term "**Business Day**" means a day (other than a Saturday or Sunday or a gazetted holiday) on which banks are open for general business in Singapore and in any relevant financial centre for the currency and transaction involved.

25. Demand and Notice

Any demand made, or notice given, by the Bank under this Facility Letter may be given by any manager, officer or firm acting as solicitor of the Bank by letter addressed to the Borrower or any officer of the Borrower. It may be sent by prepaid post to or left at the Borrower's address last known to the Bank or at the Borrower's registered office. It may be sent by telex, fax or other electronic means to the Borrower's last known telex, fax or electronic mail address. If sent by prepaid post, it shall be deemed to have been made or given at noon the second day following the day the letter was posted. If sent by telex, fax or other electronic means, it shall be deemed to have been made or given at the time of transmission.

Unless otherwise advised by the Bank, any notices given by the Borrower to the Bank under this Facility Letter shall be delivered to the address set out below, or such other substitute address notified to the Borrower by the Bank:

10 Marina Boulevard
#47-01 Marina Bay Financial Centre Tower 2
Singapore 018983
(Attention: **Eileen Ho**, Commercial Banking)

Any demand or notice given under or in connection with this Facility Letter or any Security Document must be in English.

All other documents provided under or in connection with this Facility Letter or any Security Document must be in English, or if not in English and if so required by the Bank, be accompanied by a certified English translation satisfactory to the Bank (and in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document).

26. Partial Invalidity

If, at any time, any provision of this Facility Letter or any Security Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27. Force Majeure

The Bank shall not be liable to the Borrower for any loss, damage or delay attributable in whole or part to action by any government or government agency or other force majeure and in particular but not limited to strikes, industrial action (whether involving the Bank's staff or not), equipment failure or interruption of power supplies. The Bank will always endeavour to give notice generally to customers of any anticipated delays by notices in branches.

28. Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Bank, any right or remedy under this Facility Letter or any Security Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Facility Letter are cumulative and not exclusive of any rights or remedies provided by law.

29. Assignment

Unless expressly agreed otherwise by the Bank, the Bank may:

(a) assign or transfer all or any part of its obligations under this Facility Letter by delivering to the Borrower a notice in writing. Such assignment or transfer shall take effect as from the effective date specified in the notice and the Bank shall thereafter be released from such obligations; and/or

(b) assign or transfer all or any part of its rights and/or benefits under this Facility Letter and, where requested by the Bank, the Borrower shall deliver to any assignee or transferee a duly signed acknowledgement of such assignment or transfer.

No assignment or transfer of any right, benefit or obligations in this Facility Letter shall be made by the Borrower in any way.

30. Contracts (Rights of Third Parties) Act

Notwithstanding the provisions of the Contracts (Rights of Third Parties) Act, Cap 53B of Singapore, no term of this Facility Letter or any Security Document is enforceable by a person who is not a party hereto or thereto.

31. Governing Law

This Facility Letter is governed by Singapore law.

32. Enforcement

<u>Jurisdiction of Singapore courts</u>

(a) The courts of Singapore have exclusive jurisdiction to settle any dispute arising out of or in connection with this Facility Letter (including a dispute regarding its existence, validity or termination of this Facility Letter) (a "**Dispute**").

(b) The Bank and the Borrower agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly, no party will argue to the contrary.

(c) This Clause 32 is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

Yours faithfully

Eileen Ho
Assistant Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, **Primech Services & Engrg Pte Ltd**, confirm our acceptance of the offer and all the terms and conditions contained in the attached letter dated 21 October 2020.

Y VK.

For ~~and~~ on behalf of
Primech Services & Engrg Pte Ltd

Eileen Ho
062054

Name(s) : KWEK JIN NGEE VERNON

Designation : DIRECTOR

Date : 4 NOV 2020.

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Ho Kin Wai**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 to **Primech Services & Engrg Pte Ltd** (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank as referred to in the Facility Letter, and that my obligations under the said guarantee are and will remain in full force and effect.

Name : **Ho Kin Wai**

Identification No. : KJ0173889

Date : 4 NOV 2020

Eileen Ho
062054

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Kwek Jin Ngee, Vernon**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 to **Primech Services & Engrg Pte Ltd** (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank as referred to in the Facility Letter, and that my obligations under the said guarantee are and will remain in full force and effect.

Eileen Ho
062054

Name : **Kwek Jin Ngee, Vernon**

Identification No. : S7145417G

Date : 4 NOV 2020

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Sng Yew Jin**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 to **Primech Services & Engrg Pte Ltd** (the "**Facility Letter**"); and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank as referred to in the Facility Letter, and that my obligations under the said guarantee are and will remain in full force and effect.

Name : **Sng Yew Jin**

Identification No. : S00749721

Date : 4 NOV 2020

Eileen Ho
062054

CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF PRIMECH SERVICES & ENGRG PTE LTD (THE "COMPANY") DATED 4 NOV 2020

Each Director confirms that –

(a) he has disclosed all his interests in the transaction, if any; and
(b) he has carefully considered the terms of the Facility Letter referred to below.

IT WAS RESOLVED as follows: -

1. THAT the arrangement made with The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**") to provide the term loan facility to **Primech Services & Engrg Pte Ltd** on the terms and conditions set out in the facility letter dated 21 October 2020 (the "**Facility Letter**") tabled at the meeting, be and is hereby approved and accepted.

2. THAT the execution of the Facility Letter is conducive to the attainment of the Company's objects, and is in the interest of and for the benefit of the Company.

3. THAT each director of the Company be and is hereby authorised to sign, execute and deliver the Facility Letter and such other documents, notices or statements required from the Company by the Bank from time to time, and to approve and sign subsequent amendments or variations to the Facility Letter from time to time, including but not limited to increases in facilities and/or the granting of new facilities, and to communicate or deal with the Bank on the Company's behalf generally.

4. THAT without limiting paragraph 3 above, any person authorised to operate the Company's account under the Company's account opening mandate furnished to the Bank (as the same may be amended, revised, supplemented, replaced or substituted from time to time) be and is hereby authorised to give instructions and other communications in relation to the utilisation of the term loan facility availed by the Bank under the Facility Letter or otherwise at any time, including giving drawdown or utilisation requests, and the Bank is hereby authorised to comply with and act upon all such instructions and communications.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the constitutional documents of the Company.

....	....
Director KWEK JIN NGEE VERNON	~~Secretary~~ DIRECTOR
Name:	Name: SNG YEW JIN
Date: 4 NOV 2020	
Eileen Ho 062054	Eileen Ho 062054

CNGFULL V3 052-418332 CARM200727Primech(TBL)-21 October 2020-SSCC

APPENDIX – Form of Utilisation Request

UTILISATION REQUEST

To	:	**The Hongkong and Shanghai Banking Corporation Limited** Singapore Branch
Attention	:	Eileen Ho Assistant Vice President Commercial Banking
From	:	**Primech Services & Engrg Pte Ltd** 18 Howard Road #10-01 Novelty Bizcentre Singapore 369585
Date	:	

Dear Sirs

Re: Term Loan of SGD5,000,000/-

We, **Primech Services & Engrg Pte Ltd,** refer to your letter addressed to us dated 21 October 2020 (the "**Facility Letter**") and make this utilisation request in accordance with the terms and conditions contained in the Facility Letter.

Amount	:	______________________________
Date of Drawdown	:	______________________________ (or, if it is not a business day, the next succeeding business day)
Interest Period	:	1 month
Mode of disbursement	:	______________________________

We confirm that:

1. all conditions precedent as specified in the Facility Letter have been met;
2. all representations and warranties as specified in the Facility Letter have been complied with and would be correct in all respects if repeated on the date of the proposed drawdown; and

3. no event has occurred which constitutes (or with the lapse of time or the giving of notice could constitute) an event of default as specified in the Facility Letter.

....

For and on behalf of
Primech Services & Engrg Pte Ltd

Eileen Ho
062054

HSBC

CONFIDENTIAL

5 May 2021

Primech A & P Pte. Ltd.
(formerly known as Primech Services & Engrg Pte Ltd)
(Entity No. 198801704H)
18 Howard Road
#10-01 Novelty Bizcentre
Singapore 369585

Attention: Mr Vernon Kwek
Director

(hereinafter referred to as "**you**" or the "**Borrower**")

Dear Sirs

BANKING FACILITY UNDER THE ENTERPRISE FINANCING SCHEME - TEMPORARY BRIDGING LOAN

We, The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**"), refer to the facility letter dated 21 October 2020 (as the same may be revised, amended and/or supplemented from time to time) (the "**Facility Letter**") in respect of the term loan facility specified therein (the "**Facility**") made available to **Primech A & P Pte. Ltd.**, and wish to advise the following revisions to the terms and conditions as set out in this supplemental facility letter (the "**Supplemental Facility Letter**").

All terms and expressions defined in the Facility Letter shall bear the same meaning in this Supplemental Facility Letter, unless otherwise stated.

1. Amendment to Security

The existing all monies debenture over all present and future assets dated 27 June 2019, provided by the Borrower shall secure all monies owning by the Borrower. Accordingly, Clause 11 of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"**11. Security**

All monies owing by the Borrower to the Bank shall be secured by the following:-

(a) an existing all monies debenture over all present and future assets dated 31 October 2018, provided by the Borrower;

(b) an existing all monies debenture over all present and future assets dated 27 June 2019, provided by the Borrower; and

(c) an existing joint and several guarantee for an unlimited amount dated 24 August 2018, provided by the Guarantors,

(collectively, the "**Security Documents**" and each a "**Security Document**")."

2. Amendment to Undertakings

Clauses 13(n), 13(o) and 13(p) of the Facility Letter shall be deleted in its entirety and replaced with the following:-

"(n) Negative Pledge: it shall not and shall procure that none of its subsidiaries shall:-

(i) create or attempt to create or permit to subsist any mortgage, debenture, charge, pledge, lien or other encumbrance upon, or permit any lien or other encumbrance (save a lien, arising by operation of law in the ordinary course of trading) to arise on or affect the whole or any part of its undertaking, property, assets and rights other than pledges created over goods and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing the acquisition or provision of goods and services; or

(ii) grant, issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it of its business.

The above clause shall not be deemed breached by reason only of the existence of any mortgage, debenture, charge, pledge, lien or other encumbrance or guarantee or indemnity which has been created or which subsists or has arisen prior to 20 July 2018, provided that any further or additional encumbrance over or affecting the relevant asset, or increase in the amount secured by or other variation of the relevant encumbrance or guarantee or indemnity of similar effect, shall constitute such a breach;

(o) Adjusted Tangible Net Worth: it shall at all times maintain a minimum adjusted tangible net worth of SGD10,000,000/- (Adjusted tangible net worth is defined as paid-up capital plus revenue reserves, loans owing by it to its group company and related companies, amounts due to its directors and/or shareholders, excluding intangibles, loans and/or investments by it in its group company and related companies, amounts due from its directors and/or shareholders);

(p) Gearing Ratio: it shall at all times maintain a maximum gearing of 1.5 (Gearing is defined as the ratio of total bank debts to tangible net worth. Tangible net worth is defined as paid-up capital plus revenue reserves excluding intangibles);"

3. General

3.1 Save as revised or supplemented herein, all other provisions of the Facility Letter shall continue to apply and to remain in full force and effect.

3.2 This Supplemental Facility Letter is supplemental to the Facility Letter, and the Facility Letter and this Supplemental Facility Letter shall be read and construed as one document. Without prejudice to the generality of the foregoing, where the context so allows, references to the Facility Letter shall be read and construed as references to the Facility Letter as amended and supplemented by this Supplemental Facility Letter.

Please arrange for the enclosed duplicate copy of this Supplemental Facility Letter with the form of acceptance thereon duly signed by the Borrower and the form of confirmation duly signed by the Guarantors to be returned, approving the acceptance of the revised terms and conditions of this Supplemental Facility Letter, within 21 days from the date of this Supplemental Facility Letter.

Yours faithfully

Eileen Ho
Vice President
Commercial Banking

David Sim
Senior Vice President and Team Head
Commercial Banking

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, **Primech A & P Pte. Ltd.**, confirm our acceptance of the offer and all the revised terms and conditions contained in the attached supplemental facility letter dated 5 May 2021.

HSBC
CMB / CBC
SIGNATURE VERIFIED

Hamidah Salleh
069706

For and on behalf of VK
Primech A & P Pte. Ltd.

Name(s) : KWEK JIN NGEE, VERNON

Designation : DIRECTOR

Date : 19 MAY 21

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Ho Kin Wai**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

X

Name : **Ho Kin Wai**

Identification No. : HJ 2086123

Date : 19 MAY 21

HSBC
CMB / CBC
SIGNATURE VERIFIED

Hamidah Salleh
069706

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Kwek Jin Ngee, Vernon**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

Name : **Kwek Jin Ngee, Vernon**

Identification No. : S7145417G

Date :19 MAY 21

HSBC
CMB / CBC
SIGNATURE VERIFIED
Hamidah Salleh
069706

To: The Manager
The Hongkong and Shanghai Banking Corporation Limited (the "**Bank**")

GUARANTOR'S CONFIRMATION

I, **Sng Yew Jin**, confirm that:-

(a) I consent to the terms and conditions as set out in the Bank's facility letter dated 21 October 2020 (as the same may be revised, amended and/or supplemented from time to time) and the supplemental facility letter dated 5 May 2021 to **Primech A & P Pte. Ltd.**; and

(b) I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

HSBC
CMB / CBC
SIGNATURE VERIFIED

Hamidah Salleh
069706

Name : **Sng Yew Jin**

Identification No. : S0074972I

Date : 19 MAY 21